UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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AMERICAN SOFTWARE, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SOFTWARE, INC.

470 East Paces Ferry Road

Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AMERICAN SOFTWARE, INC. (the “Company”) will be held at the offices of the Company, 470 East Paces Ferry Road, Atlanta, Georgia, on Monday, August 18, 2003 at 1:00 p.m. for the following purposes:

1.	To elect eight directors of the Company, three of whom will be elected by the holders of Class A Common Shares and five of whom will be elected by the holders of Class B Common Shares.

2.	To consider and transact such other business as may properly come before the meeting.

Only shareholders of record of the Company at the close of business on July 11, 2003 will be entitled to vote at the meeting.

Shareholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they plan to attend the meeting. If shareholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting, as described more fully in the enclosed Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

James R. McGuone,

Secretary

July 30, 2003

IMPORTANT

We encourage you to attend the shareholders’ meeting. In order that there may be a proper representation at the meeting, each shareholder is requested to return his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by shareholders to this request will reduce the Company’s expense in soliciting proxies.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

OF AMERICAN SOFTWARE, INC.

TO BE HELD AT

AMERICAN SOFTWARE, INC.

470 EAST PACES FERRY ROAD

ATLANTA, GEORGIA

ON AUGUST 18, 2003

This Proxy Statement is furnished to Class A shareholders by the Board of Directors of AMERICAN SOFTWARE, INC., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders on Monday, August 18, 2003 at 1:00 p.m. and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to shareholders on or about July 30, 2003.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, the proxy will be voted:

FOR—Election of Dennis Hogue, Dr. John J. Jarvis and James B. Miller, Jr. as Class A Directors.

In addition, a properly executed and returned proxy card gives the authority to vote in accordance with the proxy-holders’ best judgment on such other business as may properly come before the meeting or any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked, either in writing furnished to the Secretary of the Company prior to the meeting or personally by attendance at the meeting, by the person giving the proxy insofar as the proxy has not been exercised at the meeting and the shareholder attending the meeting informs the Secretary of the Company of his or her intent to revoke the proxy.

VOTING SECURITIES

Record Date and Voting of Securities

The Board of Directors has fixed the close of business on July 11, 2003 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On July 11, 2003, the Company had outstanding and entitled to vote a total of 18,544,300 Class A Common Shares (“Class A shares”) and 3,842,289 Class B Common Shares (“Class B shares”).

Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting. The Class A directors and the Class B directors will be elected by a majority of the votes cast by the respective classes. Any other matter submitted to the meeting must be approved or ratified by a majority vote of the outstanding shares (adjusted as described above). A one-third quorum of 6,181,434 Class A shares and of 1,280,763 Class B shares is required to be present or represented by proxy at the meeting in order to conduct all of the business expected to come before the meeting. A vote of abstention cast by any shareholder on a particular action will be counted towards the quorum requirement, but will not be counted as a vote for or against the action.

Security Ownership

Five Percent Shareholders.    The only persons known by the Company to own beneficially more than 5% of the outstanding shares of common stock of either class of the Company are those set forth below. Unless otherwise noted, this information is as of June 30, 2003. The statements as to securities beneficially owned are based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
CLASS A SHARES	James C. Edenfield c/o American Software, Inc. 470 East Paces Ferry Road, N. E. Atlanta, Georgia 30305	453,000	(2)(3)	2.4	%(4)

	Thomas L. Newberry c/o American Software, Inc. 470 East Paces Ferry Road, N. E. Atlanta, Georgia 30305	177,225	(2)(5)	1.0	%(4)

	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,441,055	(6)	7.8%

	Brown Capital Management, Inc. 1201 North Calvert Street Baltimore, Maryland 21202	3,160,000	(7)	17.0%

CLASS B SHARES	James C. Edenfield	2,146,352		55.9%

	Thomas L. Newberry	1,695,937		44.1%

(1)	Based on a total of 18,543,300 Class A shares outstanding, plus any shares issuable pursuant to options held by the person or group in question exercisable within 60 days.

(2)	Does not include the Class B shares beneficially owned by Mr. Edenfield and Dr. Newberry, which shares are convertible into Class A shares on a share for share basis.

(3)	Includes 393,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days. Also includes 60,000 shares held by the James C. and Norma T. Edenfield Foundation, Inc., as to which Mr. Edenfield has shared voting and investment power.

(4)	For all matters except the election of directors, which involves class voting, Mr. Edenfield and Dr. Newberry together beneficially own approximately 68.0% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See “Record Date and Voting of Securities,” above. If their respective Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 9.6% of the outstanding Class A shares and Dr. Newberry would beneficially own 8.3% of the outstanding Class A shares.

(5)	Includes 88,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days.

(6)	Based on Schedule 13G dated February 3, 2003 reporting as of December 31, 2002. The record holder of these shares has reported that the shares are owned by its advisory clients, and that it disclaims beneficial ownership of the shares.

(7)	Based on Schedule 13G dated February 5, 2003. Of this amount, the holder had sole voting power as to 2,891,500 shares and sole disposition power as to all 3,160,000 shares.

Directors and Executive Officers.    The following table shows the shares of common stock of the Company, both Class A and Class B, beneficially owned by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of June 30, 2003. The statements as to securities beneficially owned are based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

Name of Beneficial Owner or Description of Group	Shares Beneficially Owned			Percent of Class
	Class A		Class B	Class A(1)		Class B
James C. Edenfield	453,000	(2)(3)	2,146,352	2.4	%(4)	55.9%
Thomas L. Newberry	177,225	(2)(5)	1,695,937	1.0	%(4)	44.1%
Jeffrey W. Coombs	149,500	(6)	-0-	0.8%		—
J. Michael Edenfield	441,000	(7)	-0-	2.3%		—
David H. Gambrell	84,000	(7)	-0-	0.5%		—
Dennis Hogue	20,000	(7)	-0-	0.1%		—
John J. Jarvis	20,000	(8)	-0-	0.1%		—
Vincent C. Klinges	182,000	(9)	-0-	1.0%		—
James B. Miller, Jr.	18,000	(10)	-0-	0.1%		—
Thomas L. Newberry, V	20,000	(7)	-0-	0.1%		—
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11 Persons)	1,580,975	(11)	3,842,289	8.0%		100.0%

(1)	Based on a total of 18,543,300 Class A shares outstanding, plus any shares issuable pursuant to options held by the person or group in question exercisable within 60 days.

(2)	Does not include the Class B shares beneficially owned by Mr. Edenfield and Dr. Newberry, which shares are convertible into Class A shares on a share for share basis.

(3)	Includes 393,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days. Also includes 60,000 shares held by the James C. and Norma T. Edenfield Foundation, Inc., as to which Mr. Edenfield has shared voting and investment power.

(4)	For all matters except the election of directors, which involves class voting, Mr. Edenfield and Dr. Newberry together beneficially own approximately 68.0% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See “Record Date and Voting of Securities,” above. If their respective Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 9.6% of the outstanding Class A shares and Dr. Newberry would beneficially own 8.3% of the outstanding Class A shares.

(5)	Includes 88,000 shares subject to options exercisable within 60 days.

(6)	Includes 149,000 shares subject to options exercisable within 60 days and 500 shares held by Jeffrey J. Coombs, son of Jeffrey W. Coombs.

(7)	Represents shares subject to options exercisable within 60 days.

(8)	Includes 9,000 shares subject to options exercisable within 60 days.

(9)	Includes 180,000 shares subject to options exercisable within 60 days.

(10)	Includes 8,000 shares subject to options exercisable within 60 days.

(11)	Includes 1,408,250 shares subject to options exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and holders of more than 10% of the Class A shares are required under regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review by the Company of filings made under Section 16(a) of the Exchange Act and representations from its directors and officers, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with, except that the Company inadvertently filed on behalf of its outside directors the report of the October 31, 2002 stock option grants eight days after they were required to be filed.

ELECTION OF DIRECTORS

The directors of the Company are elected annually to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Of the eight directors to be elected, three are to be elected by the holders of the outstanding Class A shares and five are to be elected by the holders of the outstanding Class B shares. The persons named in the enclosed proxy card intend to vote Class A shares for the election of Dennis Hogue, Dr. John J. Jarvis and James B. Miller, Jr., the Class A director nominees. In the event any of these individuals should be unavailable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Board of Directors has no reason to believe that any director nominees will be unavailable for election as a director.

It is anticipated that Mr. Edenfield and Dr. Newberry, who together own all of the Class B shares, will vote their Class B shares in favor of the election of James C. Edenfield, J. Michael Edenfield, David H. Gambrell, Dr. Thomas L. Newberry and Thomas L. Newberry, V as Class B directors. Thus, it is expected that James C. Edenfield, Thomas L. Newberry, J. Michael Edenfield, David H. Gambrell and Thomas L. Newberry, V will be elected as Class B directors.

The nominees for director, their ages, their principal occupations for at least the past five years, other public company directorships held by them and the year each was first elected as a director of the Company are set forth below.

Name of Nominee	Age	Principal Occupation; Directorships	Year First Elected Director
CLASS A DIRECTORS:
Dennis Hogue(1)	50	Chief Executive Officer of Datatrac Corporation	2001

John J. Jarvis(2)	61	Executive Director of The Logistics Institute—Asia Pacific	2001

James B. Miller, Jr.(3)	63	Founder, Chairman, President, and Chief Executive Officer of Fidelity National Corporation, the parent company of Fidelity National Bank	2002

CLASS B DIRECTORS:
James C. Edenfield(4)	68	President, Chief Executive Officer and Treasurer of American Software, Inc. and American Software USA, Inc.; Chairman of Board of Directors of Logility, Inc.	1971

J. Michael Edenfield(5)	45	Executive Vice President of American Software, Inc. and President and Chief Executive Officer of Logility, Inc.; currently a Director of Logility, Inc. and INSIGHT, Inc.	2001

David H. Gambrell(6)	73	Partner, Gambrell & Stolz, L.L.P., Attorneys at law, Atlanta, Georgia	1983

Thomas L. Newberry(7)	70	Chairman of the Board of American Software, Inc.	1971

Thomas L. Newberry, V(8)	36	Founder and Chief Executive Officer of The 1% Club, Inc.	2001

(1)	In July 2003, Mr. Hogue became Chief Executive Officer of Datatrac Corporation, a software developer and wireless communications provider for the expedited product delivery industry. From April 2002 to June 2003, he was Chief Executive Officer and President of Mercari Technologies, a provider of shelf-space optimization technology for the retail market. Mercari Technologies sold its principal assets in December 2002. Prior to joining Mercari Technologies, Mr. Hogue served as Chief Executive Officer of Global Food Exchange, a provider of web-based procurement solutions to the global food market, from January 2001 to March 2002. Prior to joining Global Food Exchange, he served as President and Chief Executive Officer of E3 Corporation, an international provider of inventory management solutions to the wholesale and retail market, from December 1999 to December 2000. Prior to serving as President and Chief Executive Officer of E3, Mr. Hogue served as Vice President of Sales of that company from November 1996 until April 1997 and President of North America for E3 from April 1997 to December 1999. He earned a Bachelor of Science degree in Psychology from Florida State University in 1974.

(2)	Dr. Jarvis is currently Executive Director of The Logistics Institute—Asia Pacific, which is a collaboration between the National University of Singapore and the Georgia Institute of Technology. From 1990 to 2001, he was Chair of the School of Industrial and Systems Engineering at the Georgia Institute of Technology, where he has been a member of the faculty since 1968. Dr. Jarvis was co-founder of CAPS Logistics, Inc., a provider of software and consulting services in logistics, which was acquired by Baan NV in 1998. Dr. Jarvis has served as President of the Institute of Industrial Engineers (IIE), President of the Institute of Management Sciences (TIMS) and Secretary of the Operations Research Society of America (ORSA). He has served on the Councils of ORSA and TIMS and on the Boards of the Institute for Operations Research and Management Sciences and IIE. Dr. Jarvis earned a Bachelor of Science degree in Industrial Engineering in 1963 and a Masters of Science degree in Industrial Engineering in 1965, both from the University of Alabama, and a Ph.D. from Johns Hopkins University in 1968.

(3)

Mr. Miller is currently the Chairman of the Board, President and Chief Executive Officer of Fidelity National Corporation, the parent corporation of Fidelity National Bank, positions he has held since 1979. He has been Chairman of Fidelity National Bank since 1998. He is Chairman of the Board of Fidelity National Capital Investors, Inc. and a director of Interface, Inc., a textile manufacturing company. Mr. Miller is Chairman of the Board of the Michael C. Carlos Museum at Emory University. Mr. Miller holds a Bachelor of Arts Degree from Florida State University and an L.L.B. from Vanderbilt University Law School.

(4)	James C. Edenfield is a co-founder of the Company and has served as Chief Executive Officer since November 1989, and as Co-Chief Executive Officer prior to that time. Prior to founding the Company, Mr. Edenfield held several executive positions with and was a director of Management Science America, Inc., an Atlanta-based applications software development and sales company. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology. Mr. Edenfield is the father of J. Michael Edenfield.

(5)	J. Michael Edenfield has served as President and Chief Executive Officer of Logility, Inc., a majority-owned subsidiary of the Company, since January 1997. From June 1994 until October 1997, he served as Chief Operating Officer of the Company. Mr. Edenfield has served as Executive Vice President of the Company from June 1994 to the present. From May 1987 to June 1994, Mr. Edenfield served in various positions with American Software USA, Inc., a wholly-owned subsidiary of the Company. Mr. Edenfield holds a Bachelor of Industrial Management degree from the Georgia Institute of Technology.

(6)	Mr. Gambrell has been a practicing attorney since 1952, and is a partner in the law firm of Gambrell & Stolz, L.L.P., counsel to the Company. He served as a member of the United States Senate from the State of Georgia in 1971 and 1972. Mr. Gambrell holds a Bachelor of Science degree from Davidson College and a J.D. from the Harvard Law School.

(7)	Dr. Newberry is a co-founder of the Company and served as Co-Chief Executive Officer of the Company until November 1989. Prior to founding the Company, he held executive positions with several companies engaged in computer systems analysis, software development and sales, including Management Science America, Inc., where he was also a director. Dr. Newberry holds Bachelor, Master of Science and Ph.D. degrees in Industrial Engineering from the Georgia Institute of Technology. He is the father of Thomas L. Newberry, V.

(8)	Thomas L. Newberry, V founded The 1% Club, Inc. in October 1992 and has acted as its Chief Executive Officer since that time. The 1% Club sponsors programs designed to assist entrepreneurs and their families in accomplishing their goals. He is also the author of motivational books and audio programs dedicated to improving performance in business operations and salesmanship. Mr. Newberry earned a Bachelor of Science degree from Georgia State University in 1989.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A

SHAREHOLDERS VOTE “FOR” MESSRS. HOGUE, JARVIS AND MILLER.

From May 1, 2002 through April 30, 2003, the Board of Directors held four meetings and acted by unanimous written consent on one occasion. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served and was eligible to attend during this period.

The Board of Directors has an Audit Committee, which presently consists of Messrs. Gambrell (Chairman), Hogue, Jarvis and Miller. The Audit Committee held two meetings during fiscal 2003. The Rules of the Nasdaq Stock Market (“Nasdaq Rules”) require audit committees to be composed of not less than three members who are “independent,” as that term is defined in the Nasdaq Rules. Three of the four Audit Committee members—Messrs. Hogue, Jarvis and Miller—meet the Nasdaq definition of “independent.”

The Nasdaq Rules provide that a director who is a partner in or controlling shareholder or executive officer of any business organization to which the Company made, or from which the Company received, payments that exceed the greater of 5% of the business organization’s consolidated gross revenues or $200,000 in any of the past three years is not considered “independent.” Mr. Gambrell is a partner in the law firm of Gambrell & Stolz, L.L.P., which provides legal services to the Company and received payments in excess of the above threshold amount. Accordingly, Mr. Gambrell is not considered “independent” under the NASD Rules. See “Compensation Committee Interlocks and Insider Participation” and “Audit Committee Report,” below.

A current exception to the NASD independence requirement allows one non-independent director who is not a current employee of the Company or an immediate family member of a current employee to serve on the Audit Committee if the Board, under limited circumstances, determines that membership on the Committee by the individual is in the best interest of the Company and its shareholders, provided that the Board discloses in the next annual proxy statement the nature of the relationship and the reasons for its determination. The Board has determined that Mr. Gambrell’s membership on the Committee is in the best interest of the Company and its shareholders because his experience serving as Chairman of the Committee will benefit the other Committee members.

The Company’s Audit Committee Charter outlines the composition requirements of the Audit Committee as described above, as well as its duties and responsibilities. The primary responsibility of the Audit Committee is to provide assistance to the Company in connection with the financial reporting process. The functions of the Audit Committee include making an annual recommendation of independent public accountants to the Company, reviewing the scope and results of the independent public accountants’ audit, monitoring the adequacy of the Company’s accounting, financial and operating controls, reviewing from time to time the Company’s periodic financial statements and other financial reports with management and with the independent auditors, pre-approving audit services and permitted non-audit services and related fees, and reviewing with management and the independent auditors the financial statements to be included in the Company’s annual report.

The Board has a Compensation Committee, consisting of David H. Gambrell and Thomas L. Newberry, described below in “Certain Information Regarding Executive Officers and Directors—Report on Executive Compensation.” The Compensation Committee met on three occasions during fiscal 2003, including one meeting in which it acted as the Special Stock Option Committee, described below. The Board has no nominating committee or any other committee performing similar functions.

Two different committees of the Board administer the 2001 Stock Option Plan, depending on whether the option grant is to an officer or director or to other employees. The Special Stock Option Committee, which consists of David H. Gambrell and Dr. Thomas L. Newberry, as members of the Compensation Committee, administers stock option grants to executive officers and directors. The Stock Option Committee, which consists of James C. Edenfield and Dr. Thomas L. Newberry, administers grants to other employees. During fiscal 2003, the Stock Option Committee met or acted by written consent six times to grant stock options or take other actions with respect to the Company’s 2001 Stock Option Plan. The functions of these Committees are to grant options and establish the terms of those options, as well as to construe and interpret the Plan and to adopt rules in connection therewith.

CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and the other executive officers of the Company whose annual compensation exceeded $100,000 during fiscal 2003 (referred to herein as the “named executive officers”), for the fiscal years ended April 30, 2003, 2002 and 2001:

	SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Annual Salary ($)		Bonus or Other Annual Compensation ($)		Long-Term Compensation Awards/Number of Option Shares Granted		All Other Compensation ($)(1)
James C. Edenfield,	2003	434,500		-0-		120,000		66,332	(2)(3)
President and Chief Executive Officer	2002 2001	434,500 434,500		266,350 -0-		120,000 120,000		70,477 97,226	(3)(4) (3)(5)

J. Michael Edenfield,	2003	259,200	(7)	143,667		150,000	(8)	2,040	(9)
Executive Vice President; President and Chief Executive Officer of Logility, Inc. (6)	2002 2001	259,200 259,200	(7) (7)	100,205 -0-		150,000 130,000	(8)	2,040 4,690	(9) (9)

Jeffrey W. Coombs,	2003	181,000		-0-		65,000		948	(3)
Senior Vice President of American Software USA, Inc. (10)	2002 2001	181,000 181,000		72,500 24,875	(11)	40,000 70,000		948 3,598	(3) (3)

Vincent C. Klinges,	2003	150,000	(12)	-0-		65,000		-0-
Chief Financial Officer of the Company and of Logility, Inc.	2002 2001	150,000 150,000	(12) (12)	64,351 -0-		65,000 65,000		1,688 2,650

(1)	The aggregate amount of perquisites and other personal benefits, securities or property given to each named executive officer, valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total annual salary and bonus for that executive officer during each of these years. Except as otherwise indicated, amounts shown in this column represent the matching payment amount by the Company into the officer’s 401(k) Plan account.

(2)	This amount includes $65,384, representing the economic benefit in fiscal 2003 of a split dollar life insurance policy acquired by the Company in fiscal 2000 on the life of Mr. Edenfield (the “split dollar policy”).

(3)	Each of these amounts includes $948 reimbursed for medical insurance coverage obtained through the Company and paid by the executive officer.

(4)	This amount includes $69,529, representing the economic benefit in fiscal 2002 of the split dollar policy.

(5)	This amount includes $93,628, representing the economic benefit in fiscal 2001 of the split dollar policy.

(6)	Logility, Inc. is an 86%-owned subsidiary of the Company.

(7)	All of the fiscal 2003, 2002 and 2001 annual salary amounts were paid by Logility.

(8)	Includes 20,000 stock option shares granted by Logility.

(9)	Each of these amounts includes $2,040 reimbursed to Mr. Edenfield for medical insurance coverage obtained through the Company and paid by him.

(10)	Mr. Coombs became Chief Operating Officer of American Software USA, Inc., a wholly-owned subsidiary of the Company, effective June 18, 2001. His compensation information for the period prior to that date is included in this table for informational purposes.

(11)	$32,500 of this amount was paid during fiscal 2002 with respect to fiscal year 2001.

(12)	Thirty-two percent ($48,000) of Mr. Klinges’ salary shown in this table was paid by Logility in each fiscal year.

Stock Option Plans

The Company has outstanding stock options granted pursuant to three stock option plans. The 1991 Employee Stock Option Plan (the “Employee Option Plan”) and the Directors and Officers Stock Option Plan (the “Directors and Officers Option Plan”) were adopted in 1991. These Plans were terminated effective September 1, 2000 and replaced by the 2001 Stock Option Plan (the “2001 Option Plan”). Options outstanding under the Employee Option Plan and the Directors and Officers Option Plan remain in effect, but no new options may be granted under those plans. The following sections describe these three stock option plans. All employees of the Company and its subsidiaries, totaling 282 persons as of June 30, 2003, are eligible to participate in the 2001 Option Plan.

1991 Employee Stock Option Plan.    On August 22, 1991, the Company adopted the 1991 Employee Stock Option Plan. This Plan was designed to provide certain key employees of the Company and its subsidiaries with additional incentives to increase their efforts on the Company’s behalf and remain in the employ of the Company. Options to purchase Class A common shares were granted in the form of both incentive stock options and non-qualified stock options. Participants in this plan were selected from key personnel of the Company or a subsidiary, provided, however, that no director, officer or 10% shareholder of the Company was eligible to participate. Options are exercisable at any time within the option period, but no more than ten years from the date of grant. As of April 30, 2003, there were outstanding under this Plan options to purchase 1,719,423 Class A shares.

Directors and Officers Stock Option Plan.    On August 22, 1991, the Company adopted the Directors and Officers Stock Option Plan. This Plan was designed to provide directors and officers of the Company and its subsidiaries with additional incentives to increase their efforts on the Company’s behalf and to remain in the employ of the Company or to remain as directors of the Company. Options to purchase Class A common shares were granted in the form of both incentive stock options and non-qualified stock options. Participants in this plan were selected from among the directors and officers of the Company or a subsidiary. The number of options granted under this plan was determined with each grant. Further, each non-employee member of the Board of Directors received an automatic grant of nonqualified options to purchase 5,000 shares on April 30 and October 31 of each year. The option price for such grant was equal to the closing market price of the shares on the date of grant and were exercisable one year after grant. Options are exercisable at any time within the option period, but no more than ten years from the date of grant. As of April 30, 2003, there were outstanding under this Plan options to purchase 1,074,969 Class A shares.

2001 Stock Option Plan.    The 2001 Stock Option Plan became effective September 1, 2000. This Plan was designed to attract and retain the best available talent and encourage the highest level of performance by officers, employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the Company’s business. Options to purchase Class A common shares are granted in the form of both incentive stock options and non-qualified stock options. The number of options granted under this plan is determined with each grant, except with respect to non-employee directors, who receive grants of non-qualified options to purchase 5,000 shares upon election and 3,000 shares at the end of each fiscal quarter. The price of such grants is equal to the closing market price of the shares on the date of grant. Options are exercised at any time within the option period, but no more than 10 years after the date of grant (or 5 years for incentive stock options granted to any person who owns 10% or more of the combined voting power of all classes of capital stock of the Company at the time of grant). A total of 2,975,000 shares are authorized for issuance pursuant to options granted under this Plan. As of April 30, 2003, there were outstanding under this Plan options to purchase 2,123,884 Class A shares.

Stock Option Committees.    Prior to its termination, the 1991 Employee Stock Option Plan was administered by the 1991 Employee Stock Option Plan Committee, consisting of Mr. Edenfield and Dr. Newberry. Prior to its termination, the Directors and Officers Stock Option Plan was administered by the Compensation Committee. The 2001 Stock Option Plan is administered by two separate committees: (i) the Special Stock Option Committee (comprised of David H. Gambrell and Thomas L. Newberry, as members of the Compensation Committee) is responsible for option grants to officers and directors, and (ii) the Stock Option Committee (comprised of Mr. Edenfield and Dr. Newberry) is responsible for other option grants.

The members of these Committees are not eligible to participate in the portion of the option plan that they administer, except pursuant to the formula option grant program for non-employee directors under the 2001 Stock Option Plan. Under the option plans, the functions of these Committees are to grant options and establish the terms of those options, as well as to construe and interpret the respective option plans and adopt rules in connection therewith.

Stock Option Grants

The following table sets forth information with respect to stock options granted during fiscal 2003 to each of the directors and named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

			Individual Grants
Name	Number of Options Granted(1)		Percent of Total Options Granted to Employees and Directors in Fiscal 2003		Exercise Price (Per Share)($)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2) 5% 10%($)
Jeffrey W. Coombs	65,000		7.18%		3.12	06/27/12	127,540/ 323,211
James C. Edenfield	120,000		13.25%		3.12	06/27/12	235,458 / 596,697
J. Michael Edenfield	20,000 130,000	(3)	25.32 14.36	% %	2.55 3.12	12/04/12 06/27/12	32,074 / 81,281 255,080 / 646,422
David H. Gambrell	3,000 3,000 3,000 3,000		.33 .33 .33 .33	% % % %	2.95 2.38 2.80 3.70	07/31/12 10/31/12 01/31/13 04/30/13	5,566 / 14,105 4,490 / 11,379 5,283 / 13,387 6,981 / 17,691
Dennis Hogue	3,000 3,000 3,000 3,000		.33 .33 .33 .33	% % % %	2.95 2.38 2.80 3.70	07/31/12 10/31/12 01/31/13 04/30/13	5,566 /14,105 4,490 /11,379 5,283 / 13,387 6,981 / 17,691
Dr. John Jarvis	3,000 3,000 3,000 3,000		.33 .33 .33 .33	% % % %	2.95 2.38 2.80 3.70	07/31/12 10/31/12 01/31/13 04/30/13	5,566 / 14,105 4,490 / 11,379 5,283 / 13,387 6,981 / 17,691
Vincent C. Klinges	65,000		7.18%		3.12	06/27/12	127,540 / 323,211
James B. Miller, Jr.	5,000 3,000 3,000 3,000 3,000		.55 .33 .33 .33 .33	% % % % %	3.25 2.95 2.38 2.80 3.70	05/15/12 07/31/12 10/31/12 01/31/13 04/30/13	10,220 / 25,898 5,566 / 14,105 4,490 / 11,379 5,283 / 13,387 6,981 / 17,691
Thomas L. Newberry	3,000 3,000 3,000 3,000		.33 .33 .33 .33	% % % %	2.95 2.38 2.80 3.70	07/31/12 10/31/12 01/31/13 04/30/13	5,566 / 14,105 4,490 / 11,379 5,283 / 13,387 6,981 / 17,691
Thomas L. Newberry, V	3,000 3,000 3,000 3,000		.33 .33 .33 .33	% % % %	2.95 2.38 2.80 3.70	07/31/12 10/31/12 01/31/13 04/30/13	5,566 / 14,105 4,490 / 11,379 5,283 / 13,387 6,981 / 17,691

(1)	Such options may not be exercised earlier than one year after the date of grant. Options vest ratably over a period of four years, except for options granted to nonemployee directors, which become fully exercisable after one year.

(2)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s Class A shares and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

(3)	This option was granted by Logility, Inc. The percentage represents the percentage of total options granted to all Logility employees.

Stock Option Exercises and Outstanding Options

The following table contains information, with respect to (i) the number of stock options exercised during the last fiscal year, and the values realized in respect thereof, by the named executive officers, and (ii) the number of stock options and the value of said stock options held by the named executive officers as of April 30, 2003.

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Unexercised Options at 04/30/03 Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at 04/30/03 Exercisable/Unexercisable(1)($)
Jeffrey W. Coombs	–	–	117,750 /130,000	134,833 / 133,550
James C. Edenfield	–	–	280,500 /292,500	170,306 / 234,694
J. Michael Edenfield	– –	– –	319,750 / 316,250 93,750 / 41,250(2)	257,481 / 260,744 34,090 / 15,000
Vincent C. Klinges	– –	– –	123,750 / 161,250 3,750 / 1,250(2)	91,833 / 132,478 0 / 0

(1)	The market price of Class A shares on April 30, 2003 was $3.70.
(2)	Represents number of unexercised stock options of Logility, Inc. The market price of Logility’s common stock on April 30, 2003 was $3.30.

Employment Agreement and Bonus Policy

From May 1, 1983 through April 30, 1995, the compensation of James C. Edenfield, President and Chief Executive Officer of the Company, was determined under an employment contract entered into by him and the Company on January 17, 1983. This contract provided for an annual base salary of $434,500, payable monthly, plus expenses and normal employee fringe benefits. In addition, the contract provided for an annual bonus of 5% of the increase of each fiscal year’s pre-tax earnings over the pre-tax earnings of the preceding fiscal year. The contract expired at the end of fiscal 1995, and since that time Mr. Edenfield has continued to be compensated on the same basis as applied under the contract. The Compensation Committee determined that the same contract terms would continue through fiscal 2003. Accordingly, during fiscal 2003, Mr. Edenfield’s salary was $434,500. He received a bonus of $266,350 under the bonus formula with respect to fiscal 2003. See “Report on Executive Compensation” for a detailed discussion of Mr. Edenfield’s compensation in fiscal 2003 and his compensation plan for fiscal 2004.

Pursuant to written plans, Jeffrey W. Coombs and Vincent C. Klinges had the potential to receive certain cash bonuses, the amounts of which were determined on the basis of fiscal 2003 performance standards. For fiscal 2004, the bonus plans for Messrs. Coombs and Klinges again will have individualized incentive goals tied to increases in revenues and/or net income, either Company-wide or related to specific areas over which they have responsibility, or both. The compensation for J. Michael Edenfield is determined by the Compensation Committee of the Board of Directors of Logility, Inc.

Certain Transactions

The Company leases one of its office facilities from a partnership that is owned entirely by James C. Edenfield and Thomas L. Newberry under a lease that by its terms expired December 31, 1996. An extension of that lease, on a month-to-month basis, has been approved by the disinterested members of the Board of Directors. The Company incurred expenses of approximately $300,000 in fiscal 2003 pursuant to this lease. The current rental rate is $17.00 per square foot. Management believes that the terms of the lease are fair to the Company.

The Company and Logility have previously entered into various agreements (the “Intercompany Agreements”), including a Services Agreement, a Facilities Agreement, a Marketing License Agreement and a Tax Sharing Agreement. These Agreements and the other Intercompany Agreements are further described in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2003, filed with the Securities and

Exchange Commission. In fiscal 2003, Logility paid the following amounts to the Company under the terms of the Intercompany Agreements: Services Agreement—$1,190,000; Facilities Agreement—$469,000; and Marketing License Agreement—$102,000. Under the Tax Sharing Agreement, Logility received no allocation of federal, state and local taxes for fiscal 2003.

As a result of the various transactions between the Company and Logility, amounts payable to and receivable from Logility arise from time to time. At April 30, 2003, there was a payable from Logility to the Company in the amount of $1,972,000.

Director Compensation

During fiscal 2003, the Company compensated Dr. Newberry, the Chairman of the Board, at the rate of $18,000 per annum, and other Directors who are not employed by the Company at the rate of $12,000 per annum, plus $600 for each half-day or $1,200 for each full day meeting of the Board of Directors or any committee of the Board that they attended.

Directors are eligible to receive stock option grants under the Company’s 2001 Stock Option Plan. Under the terms of that Plan, newly-elected Directors who are not employed by the Company automatically receive stock option grants of 5,000 shares each upon their initial election and 3,000 shares each as of the end of each fiscal quarter, with exercise prices equal to the market price on the dates of such grants. These options become exercisable one year after the date of grant and expire ten years after the date of grant. They do not terminate if the Director ceases to serve on the Board of the Company after the options become exercisable. Under this program, David H. Gambrell, Dennis Hogue, John J. Jarvis, Thomas L. Newberry and Thomas L. Newberry, V each received options totaling 12,000 shares in fiscal 2003 and James B. Miller, Jr. received options totaling 17,000 shares in fiscal 2003, including 5,000 option shares granted to Mr. Miller when he became a director in May 2002.

Compensation Committee Interlocks and Insider Participation

Mr. Gambrell and Dr. Newberry have been selected by the Board of Directors to serve on the Compensation Committee. Mr. Gambrell is a partner in the law firm of Gambrell & Stolz, L.L.P., which performs legal services for the Company and Logility, a majority-owned subsidiary of the Company. Legal fees in the amount of $156,575 were paid by the Company (including fees paid by Logility) to that firm during fiscal year 2003 for legal services rendered, in addition to $19,200 in Director fees paid during that year for Mr. Gambrell’s service as a Director of the Company and as a member of Board committees.

Report on Executive Compensation

The following is the report of the Compensation Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 2003.

Meetings.    The Compensation Committee met two times formally and conferred informally a number of times during fiscal year 2003. Informal conferences have been held among the members of the Committee, as well as with the Chief Executive Officer, concerning the authority and responsibilities of the Committee.

Executive Compensation Philosophy.    The Committee believes that a compensation program which promotes the Company’s ability to attract, retain and motivate outstanding executives will help the Company meet its long-range objectives, thereby serving the interests of the Company’s shareholders. The compensation program of the Company for its executive officers is designed to achieve the following objectives:

•	Provide compensation opportunities that are competitive with those of companies of a similar size.

•	Create a strong connection between executives’ compensation and the Company’s annual and long-term financial performance.

•	Include above-average elements of financial risk through performance-based incentive compensation that offers an opportunity for above-average financial reward to executives.

Fiscal Year 2004 Compensation of Chief Executive Officer.    The Compensation Committee has the responsibility and authority to review and establish compensation for the Chief Executive Officer of the Company, including his participation in stock option plans, and the re-evaluation and negotiation of his employment contract. In recent fiscal years, the Compensation Committee and the Chief Executive Officer, James C. Edenfield, have agreed to extend his existing compensation arrangement on a year-to-year basis. For the fiscal year 2004, the Committee again decided to continue the Chief Executive Officer’s existing level of compensation, so that Mr. Edenfield will continue to receive a base salary of $434,500 and a bonus equal to 5% of the increase in the Company’s pre-tax operating earnings for fiscal 2004 over the pre-tax operating earnings for fiscal 2003. The Compensation Committee’s decision to continue this basis for compensation in fiscal 2004 reflects the belief of the Committee and Mr. Edenfield that the Chief Executive Officer’s compensation should continue to be tied substantially to growth in earnings and that the existing compensation arrangement meets that objective.

In extending these compensation terms for the Chief Executive Officer, the Committee is expressing its view that Mr. Edenfield is paid a reasonable current salary, and that by tying any potential bonus to growth in earnings, his interests will continue to be aligned with those of other shareholders. Moreover, the Committee notes that Mr. Edenfield is one of the largest shareholders of the Company, and to the extent his performance as CEO translates into an increase in the value of the Company’s shares, all shareholders, including Mr. Edenfield, will share the benefits.

The Committee, after careful deliberation, has decided to defer any decision regarding the grant of stock options to Mr. Edenfield at this time, in contrast to the fiscal 2003 grant of an option to purchase 120,000 Class A shares under the 2001 Stock Option Plan. This decision does not reflect any dissatisfaction with Mr. Edenfield’s performance as Chief Executive Officer. The Committee has noted with interest important trends, among public technology companies, away from compensatory stock options and toward alternate forms of equity and non-equity based incentive compensation. These trends affect large as well as smaller companies, as they compete for executives and key employees in the same pool of talent. The Committee believes that further study will enable it to re-evaluate the compensation of Mr. Edenfield, as well as the compensation of other executives of the Company. The Committee will continue to monitor developments in this area, both within the software industry and in the broader market.

Fiscal Year 2003 Compensation of the Chief Executive Officer.    The Chief Executive Officer’s cash compensation in fiscal year 2003, both salary and bonus, was determined under the terms of the compensation arrangement described above. The Chief Executive Officer did not receive a bonus under the bonus formula with respect to fiscal 2003. The participation of the Chief Executive Officer and other executive officers of the Company in the 2001 Stock Option Plan was determined by the Compensation Committee, acting as the Special Stock Option Committee, based upon its authority to grant options under that Plan. During fiscal 2003 the Chief Executive Officer was granted stock options covering 120,000 Class A shares pursuant to the 2001 Stock Option Plan.

Split-Dollar Insurance Agreement.    During the early part of fiscal year 2000, the Committee completed its study of the long-range compensation plan for the Chief Executive Officer of the Company and proposed that the Company provide additional life insurance for the Chief Executive Officer, comparable to coverage provided by other companies to their chief executives. Pursuant to a Split-Dollar Agreement, the Company purchased life insurance policies on the life of Mr. Edenfield having a total face amount of $3,158,833, of which the Company is the owner and co-beneficiary and Mr. Edenfield’s designee is co-beneficiary. This Agreement provides obligations and benefits under which the employer and employee divide not only the costs of the policies, but the benefits thereunder, similar to such arrangements made between other like companies and their chief executive officers. The policies are assets of the Company, against which death benefits accrue to Mr. Edenfield. The term of the Split-Dollar Agreement extends through Mr. Edenfield’s employment with the Company. Following the Sarbanes-Oxley Act of 2002, the status of split-dollar life insurance policies for executive officers is uncertain. The Committee is monitoring this issue to determine whether this is clarified through statutory revision or SEC rulemaking. If the Committee determines that the continuation of the Split-Dollar Agreement is not permitted under applicable laws and regulations, it will work with Mr. Edenfield to amend or replace this feature of his compensation.

Other Executive Officers.    The Compensation Committee has responsibility for the review of compensation of other executive officers of the Company, including executive officers of operating subsidiaries other than Logility, Inc. Compensation of Logility, Inc. executive officers is established or reviewed by the compensation committee of Logility’s Board of Directors. An exception to this rule is Vincent C. Klinges, who is Chief Financial Officer of both American Software and Logility, and whose compensation is reviewed by this Committee. This Committee also has the direct authority to grant stock options to these officers under the Company’s 2001 Stock Option Plan.

The Compensation Committee consults with the Chief Executive Officer in evaluating and establishing executive bonus plans for other executive officers, which plans are customized for each executive officer. To assist in this process, the Committee has reviewed compensation of officers having similar responsibilities with peer group companies, based upon publicly available information.

It has been the policy of the Company in consultation with the Compensation Committee to base a substantial portion of executive officer compensation upon the achievement of Company-wide and divisional goals, relating in some cases to growth in revenues, in some cases to growth in net income and in some cases to both of these factors, as well as other factors. The bonus plans for each of the most highly compensated executive officers reflected this approach in fiscal 2003, and are being formulated for fiscal 2004. During fiscal 2004, the Compensation Committee will continue to consult with the Chief Executive Officer with respect to executive officer compensation packages, including salary, bonus, stock options and fringe benefits, to ensure that compensation is appropriately related to individual and Company performance, as well as to competitive compensation standards and other relevant criteria. As mentioned above, the Committee’s policy regarding stock options is under review. Accordingly, as with the Chief Executive Officer, the Committee has deferred any stock option grant decisions with respect to other executive officers.

Limitations on Deductibility of Executive Compensation.    Since 1994, the Omnibus Budget Reconciliation Act of 1993 has limited the deductibility of executive compensation paid by publicly held corporations to $1 million per employee, subject to various exceptions, including compensation based on performance goals. The Company has not adopted a policy with respect to deductibility of compensation since no executive officer currently receives, or has previously received, taxable income in excess of $1 million per year from the Company. The Compensation Committee will continue to monitor compensation levels closely, particularly in areas of incentive compensation. If the Company’s performance improves substantially, incentive compensation also can be expected to increase and it may become necessary to adopt a long-term incentive compensation plan structured to take advantage of the tax deductibility provided for plans qualifying under the Act of 1993.

BY THE COMPENSATION COMMITTEE:

Thomas L. Newberry, Chairman

David H. Gambrell

Audit Committee Report:

The following is the Report of the Audit Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 2003.

The Board of Directors has adopted, at its May 2003 meeting, a revised charter for the Audit Committee. A copy of the revised Charter is attached to this Proxy Statement as Exhibit A. As set forth in that charter, the Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare the financial statements of the Company, to plan or conduct audits, or to determine that the financial statements of the Company are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal controls. The independent auditors of the Company are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

In fulfilling its responsibilities with respect to the fiscal year 2003 audit, the Audit Committee: (1) reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2003 with Company management and KPMG LLP (“KPMG”), the independent auditors of the Company; (2) discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and (3) received written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board No. 1. The Audit Committee discussed with KPMG the independence of KPMG from the Company.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2003 for filing with the Securities and Exchange Commission.

The rules of the National Association of Securities Dealers (NASD) require audit committees to be composed of not less than three members who are “independent,” as that term is defined in the rules. Three of the four Audit Committee members—Messrs. Hogue, Jarvis and Miller – are believed to meet the definition of “independent” set forth in those rules.

According to NASD rules, a director who is a partner in or controlling shareholder or executive officer of any business organization to which the Company made, or from which the Company received, payments that exceed 5% of the business organization’s consolidated gross revenues or $200,000, whichever is greater, in any of the past three years is not considered “independent.” Mr. Gambrell is a partner in the law firm of Gambrell & Stolz, L.L.P., which provides legal services to the Company and received payments in excess of the threshold amount set forth in the definition of “independent.” Accordingly, Mr. Gambrell is not considered “independent” under the NASD rules. However, there is an exception to the independence requirement that allows one director, who is not independent and is not a current employee or an immediate family member of a current employee, to serve on the Audit Committee if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interest of the Company and its shareholders and the Board discloses in the next annual proxy statement the nature of the relationship and the reasons for that determination. The Board has determined that Mr. Gambrell’s membership on the Committee is required in the best interests of the Company and its shareholders because his significant experience serving on the Committee and acting as its Chairman will be beneficial to the other Committee members. Therefore, the Board has concluded that Mr. Gambrell should continue to serve on the Audit Committee pursuant to this exception.

BY THE AUDIT COMMITTEE:

David H. Gambrell, Chairman

Dennis Hogue

John J. Jarvis

James B. Miller, Jr.

STOCK PRICE PERFORMANCE GRAPH

The graph below reflects the cumulative shareholder return on the Company’s Class A shares compared to the return of the Nasdaq Composite Index and a peer group index on a monthly basis. The graph reflects the investment of $100 on April 30, 1998 in the Company’s Class A shares, the Nasdaq Stock Market—U.S. Companies (“Nasdaq Composite Index”) and in a published industry peer group index. The peer group index is the Nasdaq Computer and Data Processing Index, which is different from the peer group index used in the Company’s 2002 Proxy Statement, the Robertson Stephens Hi-Tech Index—Software Group. The change resulted from the discontinuance of the Robertson Stephens Index.

INDEPENDENT AUDITORS

General

During the fiscal year ended April 30, 2003, the Company engaged KPMG LLP (“KPMG”) to provide certain audit services, including the audit of the annual financial statements, a review of the quarterly financial data furnished by the Company to the SEC for the quarters ended July 31, 2002, October 31, 2002 and January 31, 2003, services performed in connection with filing this Proxy Statement and the Annual Report on Form 10-K by the Company with the SEC, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. KPMG has acted as independent certified public accountants for the Company since 1983. Neither KPMG nor any of its associates has any relationship to the Company or any of its subsidiaries except in its capacity as independent certified public accountants.

The Company expects that representatives of KPMG will attend the Annual Meeting of Shareholders. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire. The Audit Committee has recommended to the Board of Directors that the Company engage KPMG as independent auditors for the fiscal year ending April 30, 2004. The annual meeting of the Board of Directors is scheduled to be held immediately before the Annual Meeting of Shareholders.

Audit Fees and All Other Fees

The aggregate fees billed to the Company by KPMG for services rendered during fiscal 2003 and fiscal 2002, including fees billed in connection with services rendered to Logility, Inc., are summarized below:

Audit Fees

Fees for audit services totaled approximately $348,000 in fiscal 2003 and approximately $390,000 in fiscal 2002, including fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

Fees for audit related services totaled approximately $31,000 in fiscal 2003 and approximately $19,000 in fiscal 2002. Audit related services principally included services related to employee benefit plans.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $110,000 in fiscal 2003 and $262,000 in fiscal 2002.

All Other Fees

The Company’s independent auditors did not receive fees for other services not described above in fiscal 2003 or in fiscal 2002.

The Audit Committee considered the compatibility of the non-audit services performed by and fees paid to KPMG in fiscal 2003 and the proposed non-audit services and proposed fees for fiscal 2004 and determined that such services and fees are compatible with the independent status of such auditors. This consideration was exclusive of services and fees relative to Logility, Inc., as those were considered separately by the audit committee of the board of directors of Logility, Inc.

During fiscal 2003, KPMG did not utilize any leased personnel in connection with the audit.

In accordance with the rules of Nasdaq and the SEC, the Audit Committee has the authority to pre-approve all independent audit engagement fees and terms and pre-approve all permitted non-audit engagements (including the fees and terms thereof) to be performed for the Company by the independent auditors. This authority does not extend to engagement fees and terms of engagement with respect to the engagement of independent auditors by Logility, Inc.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be forwarded in writing and received at the principal executive offices of the Company no later than April 1, 2004, directed to the attention of the Secretary, to be considered for inclusion in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

Copies of the 2003 Annual Report of the Company are being mailed to shareholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from Pat McManus, Investor Relations, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON JULY 11, 2003, ON REQUEST TO PAT McMANUS, INVESTOR RELATIONS, 470 EAST PACES FERRY ROAD, ATLANTA, GEORGIA 30305.

By Order of the Board of Directors,

James R. McGuone, Secretary

Atlanta, Georgia

July 30, 2003

EXHIBIT A

AMERICAN SOFTWARE, INC.

AUDIT COMMITTEE CHARTER

(Amended effective May 19, 2003)

I.	Organization and Composition.

There shall be an Audit Committee (the “Committee”) selected by the Board of Directors (the “Board”) that shall be composed of not less than three members of the Board. Subject to the right of the Board to elect one member who is not independent to the extent permitted by the listing requirements of Nasdaq, each member of the Committee shall be (1) determined by the Board to be “independent” of Company management under the listing requirements of Nasdaq and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (“SEC”) implementing Section 301 of the Sarbanes-Oxley Act of 2002 (as amended, “Sarbanes-Oxley Act”), and (2) free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All Committee members, either at the time of their appointment to the Committee or within a reasonable time thereafter, must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background.

II.	Statement of Policy.

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the independent auditor’s qualifications and independence, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditor, the internal accountants and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. The independent auditor’s ultimate accountability shall be to the Board of Directors and the Committee, as representatives of the shareholders. These shareholder representatives’ ultimate authority and responsibility shall be to select, evaluate and, where appropriate, replace the independent auditor.

III.	Responsibilities and Processes.

(A)    The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of the Committee’s activities to the Board. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following are the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. These processes are a guide and may be supplemented by the Committee or the Board as it deems appropriate:

(1)	The Audit Committee shall recommend annually to the Board of Directors the accounting firm to be selected by the Board to act as independent auditors of the Company, who shall be accountable to the Board and the Committee as representatives of the Company’s shareholders. The Committee shall have authority to evaluate and replace the independent auditors if appropriate. In accordance with the rules of Nasdaq and Section 10A(i) of the Exchange Act, the Committee shall have the authority to pre-approve all independent audit engagement fees and terms and pre-approve all permitted non-audit engagements (including the fees and terms thereof) to be performed for the Company by the independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

(2)	The Committee, in its discretion, may appoint and delegate to one or more members of the Committee who are independent directors the authority to grant the pre-approvals of the Committee described in the preceding paragraph.

(3)	The Committee shall receive and evaluate from the independent auditor reports on critical accounting policies and practices, alternative treatments and material communications with management as required by Section 10A(k) of the Exchange Act.

(4)	The Committee shall discuss with both the Company’s internal accountants and the independent auditors the overall scope and plans for all audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal accountants, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal accountants and the independent auditors, with and without management present, to discuss the results of their examinations.

(5)	The Committee shall from time to time review the periodic financial statements and other financial reports of the Company with management, and with the independent auditors. The Chair of the Committee may represent the entire Committee for the purposes of any such review. The Committee shall also discuss matters required to be communicated to the Company by the independent auditors under generally accepted auditing standards.

(6)	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Committee shall prepare the “Audit Committee Report” required by SEC regulations to be included in the Company’s annual proxy statement.

(7)	The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors or consultants employed by the Committee pursuant to Section 10A(m) of the Exchange Act.

(8)	The Committee shall review and reassess the adequacy of this Charter at least on an annual basis.

(B) Additional	Authority. The Committee, to the extent it deems necessary or appropriate, may:

(1)	Obtain from the independent auditor an assurance of compliance with Section 10A of the Exchange Act with respect to auditor disclosure of corporate fraud.

(2)	Discuss with management and the independent auditor any matters that the Committee deems relevant, including matters as to which such discussions may be required by applicable Statements on Auditing Standards, such as Numbers 61 and 90 relating to the Company’s financial statements, or the Sarbanes-Oxley Act.

(3)	Review and evaluate the experience and qualifications of the lead partner of the independent auditor team and confirm that the independent auditor is taking proper steps to assure that the lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated at least every five years.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits. Management has responsibility for the preparation, presentation, completeness and integrity of the financial statements and for the appropriate use of accounting principles and reporting policies. The independent auditor is responsible for auditing the financial statements, expressing an opinion thereon in accordance with GAAP, and complying with all applicable law.

Ú    FOLD AND DETACH HERE    Ú

AMERICAN SOFTWARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

AUGUST 18, 2003 AT 1:00 P. M.

470 EAST PACES FERRY ROAD, N.E.

ATLANTA, GEORGIA

FOR HOLDERS OF CLASS A COMMON SHARES

The undersigned hereby appoints James C. Edenfield and Thomas L. Newberry, or either of them, attorneys and proxies, each with full power of substitution to vote, in the absence of the other, all Class A Common Shares of AMERICAN SOFTWARE, INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on August 18, 2003 and at any adjournment or adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the proposal stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

Election of Class A Directors. Three Class A Directors to be elected.

                Nominees:

Dennis Hogue	☐ FOR	☐ WITHHOLD AUTHORITY

John J. Jarvis	☐ FOR	☐ WITHHOLD AUTHORITY

James B. Miller, Jr.	☐ FOR	☐ WITHHOLD AUTHORITY

Ú    FOLD AND DETACH HERE    Ú

THE CLASS A SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER ON THE REVERSE OF THIS PROXY CARD, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSAL. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IMPORTANT:	Please sign this Proxy exactly as your name or names appear hereon. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should please give their full titles.
Pleasevote, sign, date and return this proxy card promptly, using the enclosed envelope. Dated: , 2003 Signature Signature if held jointly